                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Dunn Computer Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]     No fee required.
         [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1).
         1)      Title of each class of securities to which transaction applies:

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         2)      Aggregate number of securities to which transaction applies:


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         3)      Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         5)      Total fee paid:

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         [ ]     Fee paid previously with preliminary materials:

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         [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

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         4)      Date Filed:

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


                            DUNN COMPUTER CORPORATION
                                1306 SQUIRE COURT
                            STERLING, VIRGINIA 20166


Dear Shareholder:

         You are cordially invited to attend the annual meeting of the shareholders of Dunn Computer Corporation, a Virginia corporation (the "Company") to be held at 10:00 a.m. on May 15, 2000, at its offices at 1306 Squire Court, Sterling, Virginia. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on March 15, 2000 (the record date), are entitled to notice of, and to vote at, the meeting.

         The business of the meeting is to (i) elect the persons to serve as Class II directors of the Company to serve a term of three years; (ii) approve the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending October 31, 2000; (iii) approve the 5% Series A Convertible Preferred Stock transaction; (iv) amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock;
and (v) approve the Board of Directors to authorize a Stock Split.

         While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

         If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

                              Sincerely,

                              /S/ Thomas P. Dunne

April 6, 2000                Chairman, Chief Executive Officer, and President

Dulles,Virginia

                            DUNN COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2000
TO THE SHAREHOLDERS OF DUNN COMPUTER CORPORATION:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Dunn Computer Corporation (the "Company"), will be held at 10:00 a.m. on May 15, 2000, at the offices of the Company at 1306 Squire
Court, Sterling Virginia 20166, for the following purposes:

         1. To elect two Class II directors to serve for the following three years and one Class III Director for the following year and until their successors are duly elected;

         2. To approve the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending October 31, 2000;

         3. To approve the 5% Series A Convertible Preferred Stock transaction;

         4. To amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock;

         5.       To approve the Board of Directors to authorize a Stock Split;
                  and

         6. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

         All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.

         If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

         You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the Continental Stock Transfer & Trust Company is 2 Broadway, New York, New York 10004.

         WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                        By Order of the Board of Directors
                                        /S/ Thomas P. Dunne

April 6, 2000                 Chairman, Chief Executive Officer and President
Dulles, Virginia

                                  [DUNN LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2000

               --------------------------------------------------

                                 PROXY STATEMENT

               --------------------------------------------------


         The enclosed proxy is solicited on behalf of the Board of Directors of Dunn Computer Corporation (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. on May 15, 2000 at the Company's headquarters, located at 1306 Squire Court, Sterling, Virginia 20166, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about March 15, 2000 to all shareholders entitled to vote at the meeting.

                               GENERAL INFORMATION

RECORD DATE; OUTSTANDING SHARES

         Only shareholders of record at the close of business on March 15, 2000 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of 9,424,680 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

VOTING OF PROXIES AND REVOCABILITY

         All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINESS FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS"; FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED OCTOBER 31, 2000; FOR THE APPROVAL OF THE 5% SERIES A CONVERTIBLE PREFERRED STOCK TRANASACTION; FOR THE APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK; AND FOR THE APPROVAL OF

THE BOARD OF DIRECTORS TO AUTHORIZE A STOCK SPLIT. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, Continental Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

         The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

         If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

REQUIRED VOTE

         The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for the approval of proposal numbers 2, 3, 4 and 5, and for any other matter that may properly come before the meeting.

         THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation personally or by telephone, telecopy, or electronic mail. We have hired Continental Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $1,800.00.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2001 annual meeting must be received by the Company no later than January 28, 2001 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Chief Financial Officer and delivered to the Company's principal executive offices at 1306 Squire Court, Sterling, Virginia 20166.

ANNUAL REPORT

         The Company's Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended October 31, 1999, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered part of this proxy soliciting materials.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL

         The Directors of the Company are divided into three classes with staggered terms. Two Directors, the Class I Directors, were elected at the 1999 Annual Meeting serve for three-year terms and until their successors are elected and duly qualified. Three Directors, two Class II Directors and one Class III Director, are to be elected at the 2000 Annual Meeting. VADM E. A. Burkhalter and Daniel Sinnott, have been nominated by the Board of Directors for re-election to the Board of Directors as Class II Directors at the Annual Meeting. Benjamin Krieger has been nominated by the Board of Directors for re-election to the Board of Directors as a Class III Directors at the Annual Meeting. Unless authorization is withheld, the persons named, as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

         In fiscal year 1999, the Board of Directors met 5 times. All directors attended at least 75% of the meetings.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information regarding the directors, including the nominees, and executive officers of the Company:

--------------------------------------- -------- ------------------------------------------------------------
NAME                                    AGE      POSITION
--------------------------------------- -------- ------------------------------------------------------------
Thomas P. Dunne                         58       Chairman of the Board, Chief Executive Officer, and
                                                 President
--------------------------------------- -------- ------------------------------------------------------------
John D. Vazzana                         56       Executive Vice President, Chief Financial Officer, Director
--------------------------------------- -------- ------------------------------------------------------------
Claudia N. Dunne                        40       Vice President, Director
--------------------------------------- -------- ------------------------------------------------------------
VADM E. A. Burkhalter, Jr. USN          70       Director
--------------------------------------- -------- ------------------------------------------------------------
Daniel Sinnott                          65       Director
--------------------------------------- -------- ------------------------------------------------------------
Benjamin Krieger                        64       Director
--------------------------------------- -------- ------------------------------------------------------------

         All Directors are elected to staggered three-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns, or is removed from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There are currently six Directors on the Company's Board of Directors. Set forth below is a biographical description of each executive officer and Director of the Company:

THOMAS P. DUNNE has been Chairman, Chief Executive Officer and President of Dunn since he founded the company in 1987. As a Class III director, the current term of Mr. Dunne on the Board of Directors is until the first annual meeting after fiscal year 2000. From 1982 to 1987, Mr. Dunne was the Director of Sales of Syntrex, Inc., a corporation that supplies computer hardware and software to the legal profession. Prior thereto, Mr. Dunne spent 12 years with the computer division of Perkin Elmer Corporation, where he held several positions, including Director of North American Sales. Mr. Dunne also served in the United States Army for two years where he was a Senior Instructor with the Army Electronics Command. Mr. Dunne is married to Claudia N. Dunne, the Vice President of the Company.

JOHN D. VAZZANA has been a Class I Director of Dunn since 1994 and was Executive Vice President and Chief Financial Officer until his resignation effective August 31, 1999. From 1992 to 1994, Mr. Vazzana was the Chief Executive Officer of Hitchler Industry; a manufacturer of plastic lumber made from recycled plastic. From 1986 to 1992, Mr. Vazzana was founder and Chief Executive Officer of NRM Steelastic, a company engaged in the manufacture of capital equipment for the tire industry. Prior thereto, Mr. Vazzana was Executive Vice President of C3, Inc., a federal computer systems integrating company, which he joined in 1974.

CLAUDIA N. DUNNE, a co-founder of Dunn, has been Vice President and a Class I Director of Dunn since its inception. From 1985 to 1987, Ms. Dunne was a Federal Proposal Manger for Syntrex, Inc. From 1983 to 1985, Ms. Dunne was Proposal Manager for Harris and Paulson, which also sold minicomputers and proprietary time and accounting software for law firms. Ms. Dunne is married to Thomas P. Dunne, the President of the Company.

VICE ADMIRAL E. A. BURKHALTER, JR., USN (RET.) has been a Class II Director of Dunn since January 1997. Mr. Burkhalter is currently the President of Burkhalter Associates, Inc.; a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry. Mr. Burkhalter spent 40 years as a member of the United Stated Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff. He is currently the Chairman of the Attorney General's Policy Advisory Panel for Law Enforcement Technology, a member of the Director of Central Intelligence (DCI) Military Advisory Panel and an advisor to the Defense Intelligence Agency. He is also an Officer and Director of the Navy Submarine League.

DANIEL SINNOTT has been a Director of Dunn since January, 1997. As a Class II director, Mr. Sinnott's term is until the first annual meeting after fiscal year 1999. Mr. Sinnott is currently a consultant with Worldwide Internet Solutions, Inc. ("WIZnet"). WIZnet provides electronic catalogs and adaptive recognition search technology and facilitates electronic commerce linking buyers and sellers via secure mail. From 1995 until March 1998, Mr. Sinnott was Chief Executive Officer of WIZnet. In 1991 Mr. Sinnott was a founder of Sinnott Bruno & Company ("SB&C"). SB&C is a management consulting firm providing advisory services to executive and management organizations that are in the emerging transition stages of development. Mr. Sinnott worked full time with SB&C from 1991 until joining WIZnet in 1995.

BENJAMIN KRIEGER was appointed by the Board of Directors as a Class III Director of Dunn to fill a vacancy created by the resignations of Jorge and Oscar Fuster in November 1998. Mr. Kreiger is currently a Partner with Corporate Development International (CDI). CDI specializes in the Pulp & Paper, Packaging, Graphic Arts and Distribution Industries. Prior to his current employment, Mr. Krieger was President, CEO and a Director of Ris Paper Company. Mr. Krieger began his career with Mead Corporation which he was promoted through the Company during his 25 year tenure.

COMMITTEES OF THE BOARD

         The Company's Board of Directors has an Audit Committee, comprised of three outside Directors. In fiscal year 1999, the Audit Committee met 2 times. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Company's Board of Directors also has a Compensation Committee, comprised of two outside Directors and Thomas
P. Dunne. In fiscal year 1999, the Compensation Committee met 2 times. All of the members of each committee attended at least 75% of the meeting held by each committee on which he served.

COMPENSATION OF DIRECTORS

         Dunn has not paid, and the Company does not presently propose to pay, compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings. In January 1997, Dunn granted each of its two outside Directors a stock option to purchase 20,000 shares of Dunn's common stock at an exercise price of $4.15 per share. The Company believes the exercise price of $4.15 per share was the fair market value at the time of the grants. In January 1999, Dunn granted each two of its outside Directors, Daniel Sinnott and VADM Burkhalter stock options to purchase an additional 10,000 shares of Dunn's common stock at an exercise price of $5.375 per share. The Company believes the exercise price of $5.375 per share was the fair market value at the time of the grants. In June 1999, Dunn granted two of its outside Directors, Daniel Sinnott and VADM Burkhalter stock options to purchase an additional 10,000 shares of Dunn's common stock at an exercise price of $2.03 per share. The Company believes the exercise price of $2.03 per share was the fair market value at the time of the grants. All of the options granted to the outside directors were pursuant to the Company's 1997 Stock Option Plan described below.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who were paid in excess of $100,000 ("Named Officers").

                           SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)   BONUS ($)   NUMBER OF OPTIONS
---------------------------                   ----     ----------   ---------        GRANTED
                                                                                     -------
                                                        ANNUAL COMPENSATION         LONG-TERM
                                                        -------------------        COMPENSATION
                                                                                   ------------
Thomas P. Dunne.........................      1997     $240,000        -0-           -0-
Chairman, Chief Executive                     1998     $240,000        -0-           -0-
Officer and President                         1999     $240,000        -0-           -0-

John D. Vazzana.........................      1997     $240,000        -0-           -0-
Executive Vice President, Chief               1998     $240,000        -0-           -0-
Financial Officer, and Director               1999   * $160,000        -0-           -0-


* Resigned as Executive Vice President and Chief Financial Officer effective August 31, 1999.

EMPLOYMENT AGREEMENTS

         The Company has an employment agreement with Thomas P. Dunne. The agreement for Mr. Dunne has a term of three years commencing April 1997 and automatically renew for additional one year terms unless terminated by either the Company or the employee. The agreement provides for a $240,000 salary and a bonus at the discretion of the Company's Board of Directors. The bonus may not exceed the lesser of 5% of the Company's pre-tax income for the preceding fiscal year or $250,000.

INCENTIVE STOCK OPTION PLAN

         Under Dunn's 1997 Stock Option Plan (the "Option Plan"), options to purchase a maximum of 2,500,000 shares of common stock of Dunn (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of Dunn and certain other persons who provide services to Dunn. A description of the Option Plan is set forth below under the heading "Proposal to Amend the 1997 Stock Option Plan."

EMPLOYEE STOCK PURCHASE PLAN

         In August, 1998, the Board adopted an Employee Stock Purchase Plan (the "Purchase Plan") whereby employees may purchase Company stock through a payroll deduction plan. The purchase price of the stock is 85% of the market price. All employees, including officers but not directors, are eligible to participate in this plan. None of the Named Officers participated in this plan during fiscal 1999. The current executive officers are presently ineligible to participate in the plan because their stock ownership exceeds five percent of the outstanding common stock.

RETIREMENT PLANS

         Dunn established a discretionary contribution plan effective May 1, 1999 (the "401(k) Plan") for its employees who have completed one month of service with Dunn. The 401(k) Plan is administered by Merrill Lynch and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), up to the maximum allowable contributions as determined by the Code. Dunn may match participants' contributions on a discretionary basis. In fiscal 1995 and 1996, Dunn contributed $0.25 for each $1.00 contributed by the employee. The Company contributed $1,800 in fiscal 1998 with respect to each of Mr. Dunne and Mr. Vazzana in connection with their participation in the 401(k) Plan. No contributions were made to any officers or employees during fiscal 1999.

         Effective November 1, 1995, Dunn established a defined benefit plan covering substantially all salaried employees who have completed twelve months of service with Dunn (the "Pension Plan"). The Pension Plan benefits are based on the years of service and the employee's compensation. Dunn contributes, on an annual basis, amounts sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The assets of the Pension Plan are invested in money markets and investment-grade corporate debt and equity instruments. Dunn contributed an aggregate of approximately $250,000 for the Pension Plan years ending October 31, 1995, 1996, 1997, 1998, which amount met the minimum funding requirements under ERISA. On October 31, 1999, Dunn terminated the defined benefit plan which resulted in the immediate vesting of all participants at that time. Benefits of the plan will be distributed during fiscal year 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors has a Compensation Committee comprised of VADM Burkhalter, Mr. Sinnott and Mr. Dunne. Mr. Dunne is the Chief Executive Officer and Chairman of the Board of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company's financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through a stock option program in which key employees, who own less than 5% of the outstanding stock, are eligible to participate. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals. None of the executive officers are eligible for employee stock options.

         The Compensation Committee of the Board of Directors (comprised of two non-employee directors and the CEO) reviews and approves individual officer salaries, bonus plan financial performance goals and bonus plan allocations. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the computer and other relevant industries.

         Executive officers also participate in a cash bonus plan. Each executive officer is eligible for financial performance bonuses of up to 5% of pre-tax income of the Company, not to exceed $250,000, or 104% of base salary.

         The Compensation Committee annually reviews and approves the compensation of Thomas Dunne. Mr. Dunne participates in the bonus plan, with his bonus tied to pre-tax income goals. His maximum possible bonus for fiscal 1999 was 104% of his base salary. Based on the Company's performance for fiscal 1999, Mr. Dunne was awarded no cash bonus for fiscal 1999.

COMPENSATION COMMITTEE
Thomas P. Dunne
Daniel E. Sinnott
VADM E.A. Burkhalter, Jr., USN (Ret.)

STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's common stock since its public offering with the Russell 3000 Index and the Nasdaq Computer and Data Index during the same period. The graph shows the value, at the end of each fiscal quarter, or $100 invested in the Company's common stock or the indices on April 28, 1997, the date of the Company's initial public offering, and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.

                                   [GRAPHIC]

DUNN COMPUTER CORPORATION STOCK PERFORMANCE CHART

    MEASUREMENT           DUNN CLOSING   DNCC      R3000 CP     RUSSELL 3000   NICP     NASDAQ
    -----------           ------------   ----      --------     ------------   ----     ------
       PERIOD                 PRICE*                               INDEX                INDEX
       ------                 ------                               -----                -----
  ............May-97          8.50     100.00      470.600        100.00      594.750   100.00
  ............Aug-97          6.88      80.88      504.740        107.24      687.550   115.60
  ............Nov-97          8.25      97.06      533.080        113.26      664.950   111.80
  ............Feb-98          8.31      97.80      583.580        123.99      761.300   128.00
  ............May-98          8.06      94.86      601.060        127.71      742.880   124.91
  ............Aug-98          3.50      41.88      514.670        109.35      713.800   120.02
  ............Oct-98          2.88      33.82      590.080        125.37      857.760   144.22
Amount invested.....        100.00
  IPO Price.........          8.50                  470.66                     594.75

*for May 97, price is IPO price; all other figures are closing price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company.

             NAME AND ADDRESS OF                    NUMBER OF SHARES            PERCENTAGE OF
              BENEFICIAL OWNER                        COMMON STOCK               OUTSTANDING
              ----------------                     BENEFICIALLY OWNED            COMMON STOCK
                                                   ------------------         BENEFICIALLY OWNED
                                                                              ------------------
Thomas P. Dunne (1)..........................          2,399,375(2)                  25.7%
John D. Vazzana (1)..........................            581,875                      6.2%
Claudia N. Dunne (1).........................          2,399,375(3)                  25.7%
VADM E.A. Burkhalter (1).....................             40,000(4)           *
Daniel Sinnott (1)...........................             40,000(4)           *

All Executive Officers and Directors as a
  Group......................................          2,981,250(5)                  31.6%

-----------------
-        persons less than 1%

(1) The address of each of such individuals is c/o Dunn Computer Corporation, 1306 Squire Court, Sterling Virginia 21066.

(2) Includes 560,000 shares of Common Stock held by Claudia Dunne, the Company's Vice President, and Mr. Dunne's wife, of which Mr. Dunne disclaims beneficial ownership.

(3) Includes 1,839,375 shares of Common Stock held by Thomas Dunne, the Company's President and CEO, and Ms. Dunne's husband, of which Ms. Dunne disclaims beneficial ownership.

(4) Represents shares of the Company's Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan.

(5) Does not include 80,000 shares of Common Stock underlying options which are held by the Company's two outside directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Thomas Dunne, the Company's President, and his wife, Claudia Dunne, the Company's Vice President, acquired a building for the purpose of leasing office space to the Company. In connection with the acquisition of the building, the Company guaranteed the building's $1 million mortgage. The term of the mortgage is 25 years. The Company subsequently executed a noncancelable operating lease with Mr. and Mrs. Dunne. The Company believes that the lease agreement is on terms no less favorable to the Company than could be obtained from an unaffiliated third party. In June 1999, the building was sold by Mr. and Mrs. Dunne and the lease was assigned to the new owner, an unaffiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended October 31, 1998, its executive officers, directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, with the following exception: George D. Fuster who served as President of IDP and a Director of Dunn until November 23, 1998 and D. Oscar Fuster who served as Executive Vice President of IDP and a Director of Dunn until November 23, 1998 should both have filed Forms 4 and 5 and, to the Company's knowledge, are presently delinquent in doing so.

       RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
                                   ACCOUNTANTS
                                  (PROPOSAL 2)

         Management has selected Ernst & Young LLP as the independent accountants to audit the books, record and accounts of the Company for the current fiscal year ending October 31, 2000. Ernst & Young LLP has audited the Company's financial statements since 1996.

         The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the Board of Director's selection of Ernst & Young LLP.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to answer questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

                 RATIFICATION OF THE PREFERRED STOCK TRANSACTION
                                  (PROPOSAL 3)

TO APPROVE THE ISSUANCE, IF NECESSARY, UPON CONVERSION OF THE COMPANY'S 5% SERIES A CONVERTIBLE PREFERRED STOCK, OF MORE THAN 1,875,511 SHARES OF COMMON STOCK, REPRESENTING 19.9% OF THE OUTSTANDING SHARES OF COMMON STOCK ON THE DATE OF SALE OF THE 5% SERIES A CONVERTIBLE PREFERRED STOCK, AS REQUIRED BY NASDAQ RULES.

         Nasdaq rules require the Company to obtain shareholder approval for the issuance of securities involving the sale of twenty percent (20%) or more of its common stock at less than fair market value. Nasdaq may delist the securities of any issuer that fails to obtain such shareholder approval before the issuance of such securities.

         On March 17, 2000, the Company sold $3,000,000 of its 5% Series A Convertible Preferred Stock ("Preferred Stock) and issued: (i) 3,000 shares of its preferred stock; and (ii) warrants to purchase 247,525 shares of its common stock at $3.64 per share through March 17, 2005. The preferred stock is convertible into shares (the "Shares") of the Company's common stock (the "Common Stock") at the option of the Holder at any time after issuance until March 17, 2002.

         The number of Shares of Common Stock into which the Preferred Stock shall be convertible will be determined as follows. The conversion price (the "Conversion Price") shall be the lesser of (a) 85% of the market price defined as the average of the three lowest closing bid prices for DNCC Common Stock during the 25 trading days immediately preceding the Conversion date, or (b) at $3.64.

         The Preferred Stock is convertible at any time at the Holder's option, PROVIDED THAT: the number of shares the Holder wishes to convert, not exceed a number of Shares of Common Stock that would: (a) constitute more than five percent (5%) of the Common Stock then outstanding, or (b) be more than 1,875,511, such figure representing 19.9% of the Shares outstanding on the date the agreement was executed, unless such issuance is approved by shareholders.

         The conversion, or the potential conversion of the Preferred Stock may have the effect of causing a significant dilution in the value of the outstanding shares of common stock, depending on the prevailing Conversion Price at the time of conversion. Immediate sale of such Shares may, if sold in sufficient quantity, depress the value of the Company's common stock.

         If this proposal is not approved by shareholders, upon any conversion that together with prior conversions, would result in the issuance of more than 1,875,511 shares of Common Stock at a price below the market price, the Company will be required to redeem in cash the principal amount that may not be converted at a twenty five percent (25%) premium to the outstanding principal amount plus accrued interest and penalty interest. The Company's ability to make such cash payments will depend on its available cash resources at the time of a request for conversion and there can be no assurance that the Company will have the cash necessary to make such payment. In addition, the payment of such amounts instead of the issuance of shares of Common Stock upon conversion of the Notes may adversely affect the liquidity and financial condition of the Company.

         The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                                  (PROPOSAL 4)

         The Board of Directors of the Company has adopted a resolution proposing an amendment to the Company's Certificate of Incorporation which would amend the first paragraph of Article 3 of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value, to 50,000,000 shares from the 20,000,000 shares currently authorized. There are currently 9,424,680 shares of Common Stock and 3,000 shares of Preferred Stock outstanding.

         The Board of Directors has determined that it would be in the best interests of the Company's stockholders to effect a stock split in the future, as discussed in proposal 5 below. However, without an increase in the authorized number of shares of Common Stock, the Company would not have a sufficient number of shares authorized under its Certificate of Incorporation to effect the stock split. The Board of Directors has adopted the Amendment primarily to provide for a sufficient authorized number of shares of Common Stock to effect the stock split and have shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. In addition to the proposed stock split, the additional shares may be used, without further stockholder approval, for various purposes including, without limitation, future splits of the Common Stock, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products. The shares would be available for issuance by the Board without further stockholder authorization, except as may be required by law or by the rules of Nasdaq (or any other national quotation system or stock exchange on which the shares of Common Stock may then be listed). The issuance of any additional shares of Common Stock may result in a dilution of the voting power of the holders of outstanding shares of Common Stock and their equity interest in the Company.

         Although not intended as an anti-takeover device, issuing additional shares the Common Stock could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial stockholder, increasing the total amount of consideration necessary for a person to obtain control of the Company, or increasing the voting power of friendly third-parties.

         The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to approve Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4.

                             APPROVAL OF STOCK SPLIT
                                  (PROPOSAL 5)

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation that would give the Board of Directors authority to effect one or more stock split(s) at any future date.

The objectives of a Stock Split are to shift the trading range of the Common Stock which may be expected to increase the liquidity and broaden the marketability of the Common Stock. The Stock Split will not affect the stockholders' proportionate equity interests in the Company or the rights of stockholders with respect to each share of Common Stock as to voting, dividends and other matters. Since there is no consideration received by the Company in connection with the Stock Split, the overall capital of the Company will not change as a result of the Stock Split.

Tax Consequences. The following discussion is included for general information only. Stockholders should consult their personal tax advisors to determine the particular consequences of the Stock Split, including the applicability and effect of federal, state, local and foreign income and other taxes. No gain or loss will be recognized for federal income tax purposes on the receipt of additional shares of Common Stock in the Stock Split. A holder's basis in the shares of Common Stock held immediately prior to the Stock Split is allocated proportionately among the original shares and the additional shares issued as a result of the Stock Split. The holding period of the shares of Common Stock received by a holder will include the period during which the shares of Common Stock owned immediately prior to the Stock Split were held. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

         The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to approve Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 5.


                                  OTHER MATTERS

         There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS

April 6, 2000
                                        /S/ Thomas P. Dunne

                                        Chairman, Chief Executive Officer and
Sterling, Virginia                      President

                            DUNN COMPUTER CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS--MAY 15, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Claudia N. Dunne, with full power of substitutuon, proxy to vote all the shares of common stock of Dunn Computer Corporation, a Virginia corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 2000 and at any adjournment thereof, as designated for the items set forth on the reverse side hereof and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 6, 2000.

         IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN OR, IF NOT SPECIFIED, WILL BE VOTED FOR THE PROPOSALS IN ITEM 2, ITEM 3,
ITEM 4 AND ITEM 5 WHICH IS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THIS TIME, MANAGEMENT KNOWS OF NO SUCH OTHER BUSINESS.

         The Board of Directors recommends a vote FOR the election of the Directors set forth below and FOR the proposal in Item 2, Item 3, Item 4 and
Item 5.

                           -------------------------


1.       Election of Directors

      / /  FOR all nominees listed below    / /  WITHHOLD AUTHORITY to vote
                                                 for all nominees listed below

Nominees:     Daniel Sinnott, VADM Burkhalter and Benjamin Krieger

Instruction:  To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. Proposal to approve the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ended October 31, 2000.

                   / / FOR            / / AGAINST         / / ABSTAIN

3. Proposal to approve the 5% Series A Convertible Preferred Stock transaction.

                   / / FOR            / / AGAINST         / / ABSTAIN

4. Proposal to approve the amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock.

                   / / FOR            / / AGAINST         / / ABSTAIN

5.       Proposal to approve the Board of Directors to authorize a Stock Split.

                   / / FOR            / / AGAINST         / / ABSTAIN

                                    Dated:                              , 2000
                                          -----------------------------

                                    --------------------------------------------
                                                   Signature


                                    --------------------------------------------
                                           Signature (if held jointly)

                                    IMPORTANT: Please date and sign exactly as the name appears herein and return this proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be used and the signature should be that of a duly authorized officer or partner.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.